UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Amendments to Employment Agreements

As of December 31, 2008, Morgans Hotel Group Co. (the “Company”) entered into amendments to employment agreements with Fred J. Kleisner, the Company’s President and Chief Executive Officer, and Richard Szymanski, the Company’s Chief Financial Officer (collectively, the “Amendments”).  The principal reason for the Amendments is to ensure compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the final regulations issued by the Internal Revenue Service.  Section 409A governs the deferral under nonqualified compensation plans of compensation that is earned by a director, officer, or employee in one year but payable in a future year.  Section 409A imposes new requirements having to do with deferral elections, payment events, and payment elections.

None of the changes affect the amount of benefits to which the employee was entitled under his existing employment agreement.

Copies of the Amendments are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement for Fred J. Kleisner

10.2	Amendment No. 1 to Employment Agreement for Richard Szymanski

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: January 7, 2009

By: /s/ Richard Szymanski
Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Employment Agreement for Fred J. Kleisner

10.2	Amendment No. 1 to Employment Agreement for Richard Szymanski